UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 11, 2013

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On December 11, 2013, Rosetta Stone Inc. (the “Company”) issued a press release announcing the signing of a Stock Purchase Agreement (the “Agreement”) pursuant to which Rosetta Stone Ltd., a wholly-owned subsidiary of the Company, agreed to purchase all of the outstanding shares of Tell Me More S.A., a company organized under the laws of France, from its shareholders for approximately €20.75 million (US$28 million), including assumed net debt.  The Agreement contains customary representations, warranties, covenants, indemnification obligations and closing conditions.  A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 11, 2013.